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                                                                EXHIBIT 99.B11

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Strong Equity Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 12 to the Registration Statement of Strong Equity Funds, Inc. on Form N-1A of our report dated February 3, 1997 on our audits of the financial statements and financial highlights of Strong Growth Fund, Strong Value Fund and Strong Small Cap Fund (each a series of Strong Equity Funds, Inc.), which report is included in these Funds' Annual Report to Shareholders for the year ended December 31, 1996, which is also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.


                                                   /s/ Coopers & Lybrand L.L.P
                                                   Coopers & Lybrand L.L.P.

Milwaukee, Wisconsin
April 24, 1997